AMERICAN MEDICAL TECHNOLOGIES, INC.'S
                        1989 INCENTIVE STOCK OPTION PLAN
                      -------------------------------------


         1. PURPOSE. This Incentive Stock Option Plan (the "Plan") is intended to advance the interests of AMERICAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation the "Corporation") and its shareholders, by encouraging and enabling the employees of the Corporation to acquire or increase a proprietary interest in the Corporation by ownership of its stock and thereby provide an additional incentive and benefit for them to work on behalf of the Corporation.

         2.       DEFINITIONS.

                  (a) "Board" means the Board of Directors of the Corporation.

                  (b) "Committee" means the committee appointed by the Board, which shall consist of one or more persons.

                  (c) "Common Stock" means the Corporation's Common Stock, $.01 par value.

                  (d) "Internal Revenue Code" means the Internal Revenue as amended Code of 1986, as amended.

                  (e) "Option" means an option granted under the Plan.

                  (f) "Optionee" means a person owning a valid and effective option, granted under the Plan.

                  (g) "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

         3. ADMINISTRATION OF PLAN. The Plan shall be administered by the Committee in accordance with applicable laws and regulations of governmental agencies. No member of the Committee shall have been eligible to receive grants under the Plan for a period of one year prior to becoming a member of the Committee. Furthermore, no member of the Committee shall, at any time while a member of the Committee, be eligible to participate in the Plan. The Committee shall have full authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which, Options shall be granted; and the number of shares of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option price; and to make all other determinations and take all other actions deemed
necessary  or  advisable  for  the  proper   administration  of  the  Plan.  All
determinations of the Committee shall be by a majority of its members. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.
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         4. COMMON STOCK SUBJECT TO OPTIONS.  The aggregate  number of shares of the Corporation's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 500,000, subject to adjustment under the provisions of Paragraph 7. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares or shares issued and reacquired by the Corporation. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for other Options that may be granted under the Plan.

         5. PARTICIPANTS. To be eligible to participate in the Plan, an individual shall on the date of the granting of the Option be a regular salaried employee including officers and employees who are also directors of the Corporation or a subsidiary corporation (within the meaning of Section 425(f) of the Internal Revenue Code) and shall be designated as a participant by the Committee.

         6. OPTION AGREEMENTS. Any Option granted under this Plan shall be evidenced either by an agreement ("Option Agreement"), which shall be approved as to form and substance by the Board or by a Board resolution specifying the limitations and conditions of such Option. Each Option Agreement shall be executed by an officer of the Corporation and the applicable Optionee. Each Option Agreement shall specify the number of shares of Common Stock subject to the Option, which number shall be determined in the sole discretion of the Committee. All Options and Option Agreements granted under the provisions of the Plan shall be subject to the following limitations and conditions:

                  (a) OPTION PRICE. The Option price per share with respect to each Option shall be determined by the Board, but shall not be less than 100 percent of the fair market value of a share of Common Stock on the date of grant of the Option. For purposes of this Plan, fair market value shall be as determined by the Committee, and such determination shall be binding upon the Corporation and the Optionee.

                  (b) PERIOD OF OPTION. The expiration date of each Option shall be fixed by the Committee; however, such expiration date shall not be more than ten (10) years from the date of grant of the Option.

                  (c) VESTING OF SHAREHOLDER RIGHTS. No Optionee or his Successor shall have any of the rights of a shareholder of the Corporation until the exercise procedure for an Option is fully completed under the applicable Option Agreement and the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor in accordance with the terms of the Plan and the Agreement.

                  (d) EXERCISE OF OPTION. The Option shall be exercised in accordance with the terms specified in the Option Agreement and with the provisions set forth below. No Option will be exercisable until the last day of the month following the month during which it was granted. On such last day, an Option shall become exercisable as to l/36th of the shares to which it relates, and as to

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an additional  l/36th of the shares on the last day of each succeeding month, so that the Option becomes vested at the rate of 1/36th per month and thus becomes fully vested and exercisable in full (except to the extent previously exercised) on the last day of the 36th month after the month in which it was granted; provided that in the event that a fractional share results when applying this calculation, the vested portion shall be determined by rounding off to the next lowest whole share. The purchase price per share of Common Stock deliverable upon the exercise of an Option may be either paid in cash, in whole shares of American Medical Technologies, Inc. common stock based on the fair market value of such shares on the date of exercise, or in a combination thereof, as determined by the Committee. Notwithstanding the preceding provisions of this Paragraph 6(d), in the event of (i) the merger or consolidation of the Corporation into another corporation, (ii) the sale or exchange of all or
substantially   all  of  the  assets  of  the  Corporation  for  cash  or  other consideration or the securities of another corporation, (iii) the acquisition of shares by any person or group, which results in the holding by such person or group of 35 percent or more of the Corporation's then outstanding voting stock, or (iv) the liquidation or dissolution of the Corporation, the Option shall become exercisable as to all shares covered thereby, notwithstanding that the Option may not yet have become fully exercisable as provided above. For purposes of the preceding sentence the term "group" shall mean persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

                  (e) Nontransferability of Option and Shares. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee. In addition to the foregoing, the Committee may impose restrictions on transfer of the shares received upon exercise of an Option as it deems necessary. The Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or part thereof prior to fulfillment of all of the following conditions:

                           (i)  The   listing  of  such   shares  on  all  stock
exchanges, if any, on which such class of stock is then listed;

                           (ii)  The  completion  of any  registration  or other
qualification of such shares under any state or federal law or the imposition of restrictions on transfer under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable;

                           (iii)  The   obtaining   of  any  approval  or  other
clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

                           (iv) The  lapse  of such  reasonable  period  of time
following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience.

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                  (f) Termination of Employment. Upon termination for any reason of an Optionee's employment with the Corporation, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination and such Option privileges shall expire unless exercised by him within three (3) months after the date of such termination. The granting of an Option to the Optionee does not alter in any way the Corporation's existing rights to terminate the Optionee's employment at any time and for any reason, nor does it confer upon the Optionee any rights or privileges except as specifically provided for in the Plan.

                  (g) Death of Optionee. If an Optionee dies while in the employ of the Corporation, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such Option privileges shall expire unless exercised by his Successor within one (1) year after the date of death.

                  (h) Repurchase of Option. Upon the approval of the Committee, the Corporation is authorized to repurchase a previously granted Option from an Optionee by mutual agreement with such Optionee before such Option has been exercised, by payment to the Optionee of the amount by which the fair market value of the shares under such Option at the time of such repurchase exceeds the fair market value of the shares at the time the Option was granted The provisions of the preceding sentence shall apply to the full number of shares subject to the Option irrespective of the extent the Option may have become vested or exercisable under the provisions of Paragraph 6(d) of this Plan.

                  (i) Additional Terms and Conditions. The Option Agreement may contain such other terms, provisions and conditions which are consistent with the Plan and applicable provisions of the Internal Revenue Code as may be determined by the Committee or the Board.

         7.       ADJUSTMENTS.

                  (a) In the event that the  outstanding  shares of Common Stock of the Corporation are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the
Corporation or of any corporation by reason of a recapitalization, reclassification, stock split-up, combination of shares, or stock dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made with respect to the unexercised portion of the Option by a corresponding adjustment in the Option price per share, but without any change in the total price.

                  (b) In the event of the dissolution or liquidation of the Corporation, any Option granted under the Plan shall terminate as of a date to be fixed by the Board, provided that no less

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than  thirty  (30) days'  written  notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby.

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
                  (c) In the event of a Reorganization (as hereinafter defined) in which the Corporation is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then

                           (i) If there is no plan or agreement  respecting  the
Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, unless the Board shall take action providing otherwise, the Plan and any previously granted outstanding Options shall terminate. In the event of termination of an Option as provided in the preceding sentence, the Corporation shall give 60 days' advance written notice to each Optionee of the termination of such Optionee's Option or Options and of the Optionee's right to exercise any such outstanding Options (to the extent provided in Paragraph 6(d) of the Plan) within the following 60 days, at the end of which, such Options shall terminate; or

                           (ii) If there is a  Reorganization  Agreement  and if
the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the shares under such outstanding and unexercised stock options (and shall adjust the shares remaining under the Plan which are then available to be optioned under the Plan, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options.

         The term "Reorganization" as used in this Subparagraph (c) hereof shall mean any statutory merger; statutory consolidation; sale of all or substantially all of the assets of the Corporation; or sale, pursuant to an agreement with the Corporation, of securities of the Corporation pursuant to which the Corporation is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.

                  (d) Adjustments and determinations under this Paragraph (7) shall be reasonably made by the Board, whose decisions as to what adjustments or determinations shall be made and the extent thereof, shall be final, binding, and conclusive.

         8.       CERTAIN PROVISIONS REGARDING ISSUANCE OF SHARES.

                  (a) No Registration of Shares. In the event that the shares to be issued upon exercise of the Options have not been registered under the Securities Act of 1933, as amended ("1933 Act"), or any state securities law, the shares will be offered by the Corporation pursuant to exemptions from registration under such laws. In such a case, no federal or state securities law administrator will pass on or endorse the merits of each offering of the Corporation's shares pursuant to the Plan and any representation contrary to the above is unlawful.

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
                  (b) Risk of Investment. The participants in the Plan understand that the shares which will be offered pursuant to the Plan are suitable only for persons who are able to bear the risk of their investment and who are acquiring them for their own account for investment and not with a view to the resale or distribution of the shares and who recognize and acknowledge that the transfer of the shares will be subject to restrictions on their transfer.

                  (c) Information Provided. In connection with the purchase of the Corporation's shares pursuant to the Plan, the Corporation will provide each Optionee with any such information about the Corporation that can be reasonably produced by the Corporation, which may be reasonably requested by an Optionee to enable the Optionee to decide on whether to purchase shares of Common Stock under his Option. No one besides a duly authorized officer of the Corporation is authorized to give any information or make any representations in connection with the exercise of Options.

                  (d) Options Subject to Applicable Laws. The exercise of each Option shall be subject to the condition that if at any time the Corporation shall (i) determine in its discretion that (I) the satisfaction of withholding tax or other withholding liabilities, (II) the registration of any shares otherwise deliverable upon such exercise under any state or federal law, or
(III) the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto; or (ii) determine that certain limitations on the number of shares sold or number of Optionees acquiring such shares should be limited in any manner or that the Plan otherwise requires certain amendments to comply with applicable exemptions under state or federal securities law; then in any such event, such exercise shall not be effective unless such withholding, registration, consent, approval, limitations or amendments shall have been effected or obtained free of any conditions not acceptable to the Corporation

                  (e) Additional Restrictions. Shares which are issued pursuant to the Plan will be subject to the following additional limitations and restrictions, in addition to the restrictions set forth above and which may be contained in an Option Agreement:

                  (i) The shares of Common Stock acquired by exercise of the Options shall not be sold, pledged, hypothecated or otherwise transferred unless such shares are exempt from registration under the 1933 Act, and any applicable state securities law or are properly registered thereunder.

                  (ii) An Optionee may not sell any shares of Common Stock acquired through the exercise of an Option without first complying with any applicable restrictions or preemptive rights which have been properly created by the Corporation with respect to the sale of its shares, including any buy-sell agreements or rights of first refusal.

                  (iii)  A   legend   has  been  or  will  be   placed   on  the
certificate(s)   evidencing   such  shares  which   discloses   all   applicable
restrictions as to their transferability.

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
         9. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Prior to each Optionee's purchase of shares under the Plan, each Optionee may be required to represent and warrant to certain matters, which representations and warranties will be relied upon -by the Corporation in permitting the exercise by such Optionee of his Option in accordance with applicable exemptions from federal and state securities law.

         10. USE OF PROCEEDS. The proceeds received by the Corporation for the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

         11. EMPLOYMENT. Nothing in this Plan shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of the Corporation.

         12. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Option granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Corporation. The Board shall have right to exercise the power described in the preceding sentence without further action of the shareholders; provided, however, that no such amendment shall, without shareholder approval:

          (a) impair any Option or deprive any Optionee of shares that may have been granted to him under the Plan;

          (b)  increase  the  aggregate   number  of  the  shares  specified  in
               Paragraph 4 of this Plan;

          (c) change the class of employees eligible to receive Options under the Plan; or

          (d) extend the period during which any Option may be granted or exercised.

Nothing contained herein shall be deemed to preclude the adoption by the Board of one or more additional stock option plans either during or subsequent to the term of this Plan. The Plan shall terminate ten (10) years after the effective date of the Plan, unless the Plan shall theretofore have been terminated by the Board.

         13. EFFECTIVE DATE OF PLAN. The effective date of the Plan is June 14, 1988. The effectiveness and validity of the Plan is subject to its approval by the shareholders of the Corporation within twelve (12) months after the date of its adoption.

         14.      CERTAIN CONDITIONS UNDER TAX LAWS.

                  (a) The aggregate fair market value (determined as of the time of a grant of an Option hereunder) of the stock with respect to which Options are exercisable for the first time by an

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Optionee  during any calendar year under this Plan and any other incentive stock option plan maintained by the Corporation and its affiliates shall not exceed in the aggregate One Hundred Thousand Dollars ($100,000).

                  (b) Notwithstanding anything to the contrary contained in the Plan, the provisions of the Plan are intended and should be interpreted as necessary to permit any Options to qualify as "incentive stock options" as that term is defined in Section 422A of the Internal Revenue Code, and any provisions of the Plan are hereby amended in their entirety to the extent necessary to permit all options granted pursuant to the provisions of the Plan to qualify as incentive stock options as that term is defined in Section 422A of the Internal Revenue Code.


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